UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FOR IMMEDIATE RELEASE	For Information Contact:
Maryanne Lataif
Vice President, Corporate Communications
Activision, Inc.
(310) 255-2704
mlataif@activision.com

Kristin Southey
Vice President, Investor Relations & Treasury
Activision, Inc.
(310) 255-2635
Ksouthey@activision.com

ACTIVISION FILES DEFINITIVE PROXY STATEMENT RELATING TO THE PROPOSED COMBINATION WITH VIVENDI GAMES

Company Sets Stockholders’ Meeting Date

Santa Monica, CA –June 9, 2008 – Activision, Inc. (Nasdaq: ATVI) today announced the company has filed with the Securities and Exchange Commission the definitive proxy statement relating to the proposed combination of Activision with Vivendi Games, Inc., the interactive entertainment business of Vivendi S.A. and has begun mailing it to its stockholders.

A special meeting of stockholders of Activision, Inc. will be held on Tuesday, July 8, 2008, to consider and vote on proposals to approve the transaction and related matters.  The board of directors of Activision has fixed the close of business on June 5, 2008 as the record date for determining the stockholders entitled to receive notice of, and vote at, the special meeting.

The meeting will be at 11:00 a.m., local time, at The Peninsula Hotel located at 9882 South Santa Monica Boulevard, Beverly Hills, CA  90212.

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $2.9 billion for the fiscal year ended March 31, 2008.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, Japan and South Korea.  More information about Activision and its products can be found on the company’s website, www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release, they are identified by references to dates after the date of this release and words such as “outlook”, “will,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions.

Factors that could cause Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision’s titles in its fiscal year 2009, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, the timing and successful completion of the combination of Activision and Vivendi Games, the combined company’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated. Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review historical stock option granting practices by Activision and its board of directors, the finalization of the tentative settlement of the SEC’s formal investigation and final court approval of the proposed settlement of the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision relating to Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional action by the SEC and/or other regulatory agencies, and other litigation unrelated to stock option granting practices and any additional risk factors identified in Activision’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and the definitive proxy statement filed on June 6, 2008 in connection with the proposed transaction with Vivendi. The forward-looking statements in this release are based upon information available to Activision as of the date of this release, and Activision assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.